        As filed with the Securities and Exchange Commission on January 20, 2000
                                                      Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        CYPRESS SEMICONDUCTOR CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             3901 NORTH FIRST STREET
                         SAN JOSE, CALIFORNIA 95134-1599
                    (Address of principal executive offices)

            DELAWARE                                    94-2885898
    (STATE OF INCORPORATION)                         (I.R.S. EMPLOYER
                                                  IDENTIFICATION NUMBER)

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  T.J. RODGERS
                                    PRESIDENT
                        CYPRESS SEMICONDUCTOR CORPORATION
                             3901 NORTH FIRST STREET
                         SAN JOSE, CALIFORNIA 95134-1599
                                 (408) 943-2600
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                               JOHN A. FORE, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-67203.

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
                                          PROPOSED MAXIMUM           PROPOSED MAXIMUM            AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED    OFFERING PRICE(1)(2)    OFFERING PRICE PER UNIT(1)    REGISTRATION FEE(2)
-----------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value......               -                         -                           -
Preferred Stock, $0.01 par value...               -                         -                           -
Debt Securities....................               -                         -                           -
    Total..........................         $47,329,330                  100%(3)                     $12,495 (4)
=================================================================================================================

(1) Or (i) if any debt securities are issued at an original issue discount, such greater principal amount as shall result in an aggregate initial offering price equal to the amount to be registered or (ii) if any debt securities are issued with a principal amount denominated in a foreign currency or composite currency, such principal amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.

(2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the debt securities.

(3) We will determine the proposed maximum offering price per unit in connection with the issuance of the securities.

(4) Securities with a proposed maximum offering price of $63,353,350 were previously offered on registration statement no. 333-67203, declared effective on March 29, 1999 by the Commission.

================================================================================

              INCORPORATION BY REFERENCE OF REGISTRATION STATEMENT
                   ON FORM S-3, REGISTRATION NUMBER 333-67203.

      Cypress Semiconductor Corporation is filing this registration statement pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. This registration statement relates to the public offering of our debt and equity securities contemplated by the registration statement on Form S-3 (Reg. No. 333-67203) filed by us with the Securities and Exchange Commission, which we refer to in this document as the Commission, on November 12, 1998. Registration statement 333-67203 was amended by amendment no. 1, filed on January 22, 1999, amendment no. 2, filed on February 18, 1999, amendment no. 3, filed on March 24, 1999, and amendments nos. 4 and 5 filed on March 29, 1999. Registration statement 333-67203 was declared effective March 29, 1999.

      We are filing this registration statement for the sole purpose of increasing the aggregate amount of securities issuable by $47,329,330. The contents of registration statement 333-67203, including each of the documents we filed with the Commission and incorporated or that were deemed to be incorporated by reference therein, and all exhibits thereto, are incorporated in this registration statement by reference.

      We hereby certify that we have instructed our bank to transmit to the Commission the applicable filing fee by a wire transfer from our account to the Commission's account at Mellon Bank as soon as practicable, but no later than the close of the next business day following the filing of this registration statement. We further certify that we will not revoke the instructions to make the wire transfer and that we have sufficient funds in our account to cover the amount of the filing fee.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant, Cypress Semiconductor Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on January 19, 2000.



                               CYPRESS SEMICONDUCTOR CORPORATION
                               By: /s/ Emmanuel Hernandez
                                   ------------------------------------------
                                       Emmanuel Hernandez
                                       Chief Financial Officer, Vice President,
                                       Finance and Administration and Secretary
                                       (Principal Financial and Accounting
                                       Officer)


      Pursuant to the requirements of the Securities Act, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.


           SIGNATURE                               TITLE                          DATE
           ---------                               -----                          ----
/s/ T.J. Rodgers                 President, Chief Executive Officer and     January 19, 2000
---------------------------      Director
T.J. Rodgers                     (Principal Executive Officer)

/s/ Emmanuel Hernandez           Chief Financial Officer, Vice President,   January 19, 2000
---------------------------      Finance and Administration and Secretary
Emmanuel Hernandez               (Principal Financial and Accounting
                                 Officer)

*                                Director                                   January 19, 2000
---------------------------
Alan F. Shugart

*                                Director                                   January 19, 2000
---------------------------
John C. Lewis

*                                Director                                   January 19, 2000
---------------------------
Fred B. Bialek

*                                Director                                   January 19, 2000
---------------------------
Eric A. Benhamou


* By: /s/ Emmanuel Hernandez
----------------------------
Emmanuel Hernandez,
Attorney-in-Fact

                                INDEX TO EXHIBITS



Exhibit No.                           Description
-----------                           -----------

 5.1              Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, counsel to Cypress.

23.1              Consent of PricewaterhouseCoopers LLP, Independent
                  Accountants.

23.2              Consent of Wilson Sonsini Goodrich & Rosati, Professional
                  Corporation, counsel to Cypress (contained in Exhibit 5.1).

24.1              Power of Attorney.*

* Incorporated by reference from Cypress' registration statement on Form S-3, as amended, Commission file number 333-67203.